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                                      EXHIBIT 3 - Irrevocable Proxy, dated as of
                                                  April 15, 1994, from the State
                                                  Board to Corporate Advisors
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                                                                  CONFORMED COPY




                               IRREVOCABLE PROXY


           Reference is made to the Stock Purchase Agreement, dated as of April 15, 1994 (the "Purchase Agreement"), by and among Corporate Partners, L.P., a Delaware limited partnership ("Corporate Partners"), Corporate Offshore Partners, L.P., a Bermuda limited partnership ("Corporate Offshore Partners"), the State Board of Administration of Florida, a body corporate organized under the constitution of the State of Florida ("Florida"; the Partnerships and Florida being referred to collectively as the "Purchasers"), Corporate Advisors, L.P., a Delaware limited partnership, and Tyco Toys, Inc., a Delaware corporation (the "Company"). All capitalized terms used herein have the respective meanings set forth in the Purchase Agreement.

           The undersigned hereby irrevocably appoints Corporate Advisors, L.P. as attorney and proxy of the undersigned, to attend any and all meetings, and adjournments thereof, of the shareholders of the Company, called for any purpose, to vote, and to express consent to any corporate action with respect to, the shares of Series B Convertible Exchangeable Preferred Stock, par value $.10 (the "Convertible Exchangeable Preferred Stock"), issued by the Company pursuant to the Purchase Agreement; any and all securities issued by the Company to the undersigned upon conversion or exchange of the shares of Convertible Exchangeable Preferred Stock issued to the undersigned pursuant to the Certificate of Designation; any and all securities issued by the Company to the undersigned as a dividend on any securities for which this irrevocable proxy has then been granted; and any and all securities issued by the Company to the undersigned on conversion of or exchange for any securities for which this irrevocable proxy has then been granted (collectively, the "Securities"), of the Company owned of record by the undersigned, at any such meeting or adjournment thereof at which such Securities are entitled to vote, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if such action were taken by the undersigned.

           The undersigned hereby revokes any previous proxies with respect to the Securities which are the subject of this irrevocable proxy. This proxy is irrevocable, coupled with an interest and has been granted pursuant to the Investment Management Agreement, dated as of June 17, 1988, between the undersigned and Crossroads Advisors, L.P.,
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a Delaware limited partnership, now named Corporate Advisors, L.P., which limited partnership is the general partner of the Partnerships.
Notwithstanding anything to the contrary in the foregoing, this proxy shall not be applicable to (and shall be deemed revoked as to) Securities otherwise covered by this proxy which are sold by the undersigned (other than Securities sold subsequent to any record date for any meeting of shareholders of the Company as to which the undersigned retains voting rights). This proxy shall expire on April 15, 2004.

           The undersigned authorizes the attorney and proxy appointed herein to substitute any other person to act hereunder, to revoke any such substitution and to file this proxy or any substitution or revocation with the Secretary of the Company.

Dated:  April 15, 1994         STATE BOARD OF ADMINISTRATION
                               OF FLORIDA


                               By: /s/ William O. Bell
                                  --------------------------
                                  for Ash Williams, Jr.
                                  Executive Director



                               Approved as to legality:



                               /s/ Horce Schow II
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                               Horace Schow II
                               General Counsel
                               Fl Bar ID#0251471